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                           NEUBERGER & BERMAN EQUITY ASSETS
                               ADMINISTRATION AGREEMENT

                                     SCHEDULE A


              The Series of Neuberger & Berman Equity Assets currently subject to this Agreement are as follows:


                                    INITIAL SERIES


              Neuberger & Berman Socially
              Responsive Trust


                                  ADDITIONAL SERIES


              Neuberger & Berman Focus Assets

              Neuberger & Berman Guardian Assets

              Neuberger & Berman Manhattan Assets

              Neuberger & Berman Partners Assets








     Dated:  February 12, 1996
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